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                                                                     EXHIBIT 4.5


                               AMENDMENT NO. 4 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT




                                        February 19, 2003



Weirton Steel Corporation
400 Three Springs Drive
Weirton, West Virginia 26062
Attention:  Mark E. Kaplan

Ladies and Gentlemen:

                Reference is made to the Amended and Restated Loan and Security Agreement dated as of May 3, 2002 by and among Weirton Steel Corporation ("Borrower"), the lenders from time to time party thereto (the "Lenders"), Fleet Capital Corporation, individually as a Lender, and as agent for the Lenders (the "Agent"), Foothill Capital Corporation, individually as a Lender, and as Syndication Agent for the Lenders, The CIT Group/Business Credit, Inc., individually as a Lender, and as a Documentation Agent for the Lenders, GMAC Business Credit, LLC, individually as a Lender, and as a Documentation Agent for the Lenders and Fleet Securities, Inc., as lead arranger (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Loan Agreement.

                Borrower has requested that Majority Lenders agree to amend the Loan Agreement in order to permit the Borrower to (a) sell certain allowances available to Borrower in respect of nitrogen oxide emissions, and (b) amend its Certificate of Incorporation in order to establish and permit the issuance of Series D preferred stock in connection with Borrower's renegotiation of its union contracts. Majority Lenders have agreed to the foregoing, on the terms and conditions set forth herein. Therefore, Majority Lenders hereby agree as follows:

                1. Amendments. The Loan Agreement is hereby amended as follows:

                (a) Subsection 7.1.4 of the Loan Agreement is hereby amended as follows:

                (i) Clause (iv) thereof is hereby amended and restated in its entirety as follows:

                "as of the most recent practicable date prior to the Closing Date, the number of authorized and issued Securities of Borrower"



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                (ii)    The third sentence thereof is hereby amended and
        restated in its entirety as follows:

                "All of the Securities of the Borrower and each of its Subsidiaries have been duly issued and are fully paid and non-assessable, except for (a) Borrower's Series C Preferred, which will be issued in connection with the Permitted Note Exchange Offer and will be fully paid and non-assessable when so issued and (b) Borrower's Series D Preferred, which will be issued in connection with the Union Contract Transaction and will be fully paid and non-assessable when so issued."

                (b) Subsection 8.2.3 of the Loan Agreement is hereby amended by (i) deleting the word "and" from the end of clause (xiv) thereof and (ii) inserting the following immediately after clause (xv) thereof and before the period:

                "; and

                (xvi) after the completion of the Union Contract Transaction, Indebtedness in respect of the Series D Preferred."

                (c) Subsection 8.2.6 of the Loan Agreement is hereby amended by (i) deleting the word "and" from the end of clause (vi) thereof and (ii) inserting the following immediately after clause (vii) thereof and before the period:

                "; and

                (viii) amend or modify in any respect the terms of the Series D Preferred from the terms set forth on Exhibit B or exercise any exchange or conversion rights with respect to the Series D Preferred; provided, that the foregoing shall not prevent the exchange by Borrower of all or any of the Series D Preferred for common stock Securities of Borrower as provided in the Series D Preferred;"

                (d)     Section 8.2.7 of the Loan Agreement is hereby amended by
(i) deleting the word "and" from the end of clause (iii) thereof and (ii) inserting the following immediately after clause (iv) thereof and before the period:

                "; and

                (v) the following Distributions in respect of the Series D Preferred, all on the terms provided in the Series D Preferred: (a) Distributions in the form of common stock Securities of Borrower or additional Series D Preferred and constituting "Contingent Value Payments"; (b) optional redemption of the Series D Preferred in exchange for common stock Securities of Borrower; (c) mandatory redemption of the Series D Preferred upon maturity thereof on March 31, 2015 in exchange for common stock Securities of Borrower; (d) redemption of the Series D Preferred upon the occurrence of a "Significant



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        Transaction" (as defined in the Series D Preferred) in exchange for common stock Securities of Borrower; and (e) Distributions permitted pursuant to subsection 8.2.6(viii)."

                (e) Subsection 8.2.9(xi) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                "(xi)   the disposition of up to 500 nitrogen oxide emissions
        allowances at fair market value and in compliance with applicable laws, during the period commencing on February 19, 2003 and ending on August 31, 2003, so long as the cash proceeds thereof are promptly delivered to Agent for application against the then outstanding principal balance of the Revolving Credit Loans; and"

                (f) Subsection 8.2.15 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                "8.2.15. Organizational Documents. Other than (i) the amendment to Borrower's certificate of incorporation on or prior to the Effective Date as necessary to establish the Series C Preferred, in the form attached hereto as Exhibit 8.2.15, and (ii) the amendment to Borrower's certificate of incorporation on or prior to the effective date of the Union Contract Transaction as necessary to establish the Series D Preferred, in the form attached hereto as Exhibit B, agree to, or suffer to occur, any amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect."

                (g) The definition of the term Change of Control contained in Appendix A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

                "Change of Control - any Person (other than the trusts under Borrower's Stock Plans or the holders of Series D Preferred as a result of the exchange or conversion of such Series D Preferred to common stock Securities of Borrower) shall own or control either (i) more than 50% of the aggregate issued and outstanding Voting Stock of Borrower or (ii) a sufficient percentage of the issued and outstanding Voting Stock of Borrower to elect or control the majority of the board of directors of Borrower; or Borrower shall fail to own and control 100% of the Securities of its Subsidiaries; or a "Change of Control" (as is defined in the Exchange Note Indenture, as it exists on the Effective Date) shall have occurred; or a "Significant Transaction" (as defined in the Series D Preferred) shall have occurred."



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                (h)     The following definitions are hereby added to Appendix A
to the Loan Agreement, in appropriate alphabetical order:

                "Series D Preferred - Borrower's Series D Preferred Stock issued in connection with the Union Contract Transaction, which, among other things, is unsecured, has no voting rights or put rights, is not mandatorily redeemable prior to March 1, 2015 and has other terms similar to those set forth on Exhibit B in all material respects.

                Union   Contract Transaction - the ratification and
        effectiveness of settlement agreements leading to new collective bargaining agreements between Borrower and its unions, which contain terms substantially similar to those previously disclosed in writing to Agent and Lenders."

                (i) A new Exhibit B is hereto added to the Loan Agreement in the form of Exhibit B attached hereto.

                2. Representations and Warranties. Borrower hereby represents and warrants to Lenders that after giving effect to the transactions contemplated hereby:

                (a) there is no Default or Event of Default currently in existence; and

                (b) the representations and warranties of Borrower contained in the Loan Agreement, as amended hereby, and the other Loan Documents, are true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

                3. Condition to Effectiveness. This Amendment No. 4 to Amended and Restated Loan and Security Agreement (the "Amendment") shall be effective upon the execution hereof by Majority Lenders, acceptance hereof by Borrower, and delivery hereof to Agent on or before February 19, 2003.

                4. Scope. Except as expressly amended by this Amendment, the terms of the Loan Agreement shall remain in full force and effect as executed.

                5. Counterparts. This Amendment and all other documents and agreements provided for herein or delivered or to be delivered hereunder or in connection herewith may be executed in any number of counterparts, and by the parties hereto and/or thereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement or document, as applicable.



                            [SIGNATURE PAGE FOLLOWS]



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                                      Very truly yours,

                                      FLEET CAPITAL CORPORATION,
                                        as Agent and as a Lender


                                      By /s/Tom Karlov
                                      Title Sr. Vice President

                                      Revolving Loan Commitment: $50,000,000



                                      FOOTHILL CAPITAL CORPORATION,
                                        as Syndication Agent and as a Lender


                                      By /s/Lan Wong
                                      Title Asst. Vice President

                                      Revolving Loan Commitment: $50,000,000



                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Documentation Agent and as a Lender


                                      By /s/James Andricopuloz
                                      Title Vice President

                                      Revolving Loan Commitment: $50,000,000



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                                      GMAC BUSINESS CREDIT, LLC,
                                        as a Documentation Agent and as a Lender


                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------

                                      Revolving Loan Commitment:  $35,000,000


                                      TRANSAMERICA BUSINESS
                                        CAPITAL CORPORATION, as a Lender


                                      By /s/James Lempers
                                      Title Vice President

                                      Revolving Loan Commitment: $15,000,000



Acknowledged and agreed to as of
this 18th day of February, 2003.
WEIRTON STEEL CORPORATION


By /s/ David B. Bordo
Its Treasurer
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